EXHIBIT 99.1

              Record Fourth Quarter and Year for Avocent


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Jan. 25, 2007--Avocent Corporation (NASDAQ: AVCT) today reported record revenues for the fourth quarter and year ended December 31, 2006. Net sales for the fourth quarter increased 58% to $168.9 million compared with $106.8 million in the fourth quarter of 2005. Net sales for the year increased to $523.7 million in 2006 from $369.9 million in 2005.

    "Avocent reported record fourth quarter revenues as a result of continued growth from our core KVM products, including digital and embedded technologies, and the contribution from the Cyclades and LANDesk acquisitions," stated John R. Cooper, chairman and chief executive officer of Avocent Corporation. "In our first full quarter of operations with LANDesk it added approximately $29.7 million to fourth quarter revenues and was a primary factor in our gross margin rising to a record 66.7%."

    Fourth Quarter Earnings Summary

    Fourth quarter 2006 operational income, which is income prior to intangible amortization and stock compensation expenses, rose 32% to $32 million, or $0.62 per diluted share, compared with operational income of $24.6 million, or $0.49 per diluted share, in the fourth quarter of 2005. (See "Use of Non-GAAP Financial Measures" discussion below.)

    GAAP net income for the fourth quarter of 2006 was $17.1 million, or $0.33 per diluted share, compared to GAAP net income of $19.1 million, or $0.38 per diluted share, in the fourth quarter of 2005. Net adjustments to reconcile operational income to GAAP net income were $15.3 million in the fourth quarter of 2006, including $11.9 million in intangible amortization and $6.4 million in stock compensation expenses. Net adjustments to reconcile to GAAP net income were $5.5 million in the fourth quarter of 2005, including $2.5 million in intangible amortization and $3.8 million in tax on repatriated earnings.

    Sales Increase 58% to a Record $168.9 Million

    Branded sales increased 91.8% from the fourth quarter of 2005 and accounted for 64.9% of total fourth quarter 2006 sales. The significant growth in branded sales benefited from the addition of Cyclades and LANDesk products, most of which are included in Avocent's branded product sales. Sales of Avocent's branded KVM products also enjoyed continued growth due to contributions from newer products. OEM sales increased 19.3% from the fourth quarter of 2005 and accounted for 35.1% of total fourth quarter 2006 sales. Digital product sales accounted for 50.3% of total sales and embedded product revenues climbed to $9.4 million, an increase of 35% compared with the fourth quarter of 2005. U.S. sales increased 57% to $94.6 million and international sales rose 59% to $74.3 million compared with the fourth quarter of 2005.

    "The acquisitions of Cyclades and LANDesk in 2006 contributed to a significant change in our product mix," continued Mr. Cooper. "As a result, our core KVM products accounted for 58% of fourth quarter 2006 sales compared with 84% in the fourth quarter of last year. We expect this trend to continue in 2007 due to the fast growing markets for Cyclades and LANDesk products. We are expanding Cyclades penetration of the Linux server and networking infrastructure markets with complimentary technology provided by Avocent. LANDesk provides a new market for Avocent with their suite of IT management software products and we expect to leverage our joint markets to accelerate their growth opportunities," stated Mr. Cooper.

    Operating Results

    Gross profit for the fourth quarter of 2006 increased 70% to $112.6 million ($108.2 million on a GAAP basis) compared with $65.1 million in the fourth quarter of 2005. Gross margin was a record 66.7% (64.5% on a GAAP basis) in the fourth quarter of 2006 compared with 60.9% in the fourth quarter of 2005. The addition of LANDesk's software revenues was a major contributor to the growth in gross profit and margins. In addition, margin benefited from increased sales and improved product mix of Avocent products, including higher sales of digital products and embedded products.

    Research and development expenses were $18.2 million ($20.3 million on a GAAP basis, which includes stock-based compensation of $2.1 million), or 10.8% of sales, compared with $13.1 million, or 12.3% of sales, in the fourth quarter of 2005. "We benefited from improved leverage of our R&D investments due to our larger sales base and a full quarter of cost savings from the Cyclades integration activities," continued Mr. Cooper. "We remain focused on bringing new technologies to market while improving the performance of existing products and services. During the fourth quarter, we introduced new products through our emerging technologies divisions, including our first desktop/extension over IP product from our Desktop Solutions Division and our first wired and wireless media extender, the Emerge(TM) MPX1000, for managing AV extension networks from our Connectivity and Control Division. We also integrated our mobile device technology with LANDesk's management suite to expand this solution set to include mobile devices."

    Selling, general and administrative expenses increased to $50.2 million ($54.2 million on a GAAP basis, which includes stock-based compensation of $3.8 million), or 29.7% of sales, compared with $22.9 million in the fourth quarter of 2005. Avocent had higher expenses in the fourth quarter of 2006 related to the increase in sales, the addition of Cyclades and LANDesk, and additional marketing expenditures for recently introduced products. The acquisitions added approximately 800 employees to Avocent's headcount.

    Interest expense related to debt incurred with the acquisition of LANDesk was $2.3 million in the fourth quarter of 2006. There was no interest expense in the fourth quarter of 2005.

    Weighted average shares outstanding increased 5% over the prior year to 52.1 million in the fourth quarter of 2006 due to the issuance of shares to LANDesk shareholders in the third quarter, offset by Avocent's repurchase of shares under its previously-announced stock repurchase programs.

    Fourth Quarter Division Results

    Revenues from the Management Systems Division advanced 31% to $124.3 million in the fourth quarter of 2006 from $95.0 million in the fourth quarter of 2005, while operating income from this division increased to $40.2 million in the fourth quarter of 2006 from $33.5 million in the fourth quarter of 2005. The Management Systems Division benefited from growth in the Company's core KVM product line, the addition of Cyclades and the increase in revenues from the digital product lines.

    The LANDesk Division produced revenues of $29.7 million in the fourth quarter of 2006 and had an operating loss of $1.2 million for the quarter. LANDesk, acquired on August 31, 2006, reported sales of $24.8 million for their fourth quarter of 2005.

    Revenues for the Embedded Software and Solutions Division grew 35% to $9.4 million in the fourth quarter of 2006 from $7.0 million in the fourth quarter of 2005, while operating income increased to $3.6 million in the fourth quarter of 2006 from $635,000 in the fourth quarter of 2005.

    Revenues from the three emerging businesses increased to $4.7 million in the fourth quarter of 2006 from $3.7 million in the fourth quarter of 2005, while operating losses from these divisions decreased to $3.8 million in the fourth quarter of 2006 from $4.0 million in the fourth quarter of 2005. After the fourth quarter the operations of the Mobile Solutions Division were integrated into the LANDesk division.

    Balance Sheet

    The Company's cash flow from operations was approximately $13 million for the fourth quarter of 2006 with approximately $108 million in cash, cash equivalents and investments at the quarter's end. At the end of the quarter Avocent had $150 million of debt outstanding.

    Use of Non-GAAP Financial Measures

    Income prior to intangible amortization, stock compensation and in-process research and development expenses, or operational income as used in the attached financial statement schedules, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP. Avocent's management uses operational income as a financial measure to evaluate performance and allocate resources within the Company. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with acquisitions, and non-cash stock-based compensation expense. Avocent believes that operational income is a measure of performance used by many investment banks, analysts, investors and others to make informed investment decisions. Other companies may calculate operational income in a different manner so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Avocent's results using operational measures and GAAP is set forth in the condensed consolidated statements of operations included in this press release.

    Conference Call and Additional Information

    Avocent will provide an on-line, real-time webcast and rebroadcast of its fourth quarter results conference call to be held January 25, 2007. The live broadcast will be available on-line at www.avocent.com as well as www.investorcalendar.com beginning at 10:00 a.m. Central time. The on-line replay will follow immediately and continue for 30 days. Avocent has also furnished additional commentary on the fourth quarter results simultaneously with this release on a Form 8-K filed with the SEC and on its website.

    About Avocent Corporation

    Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the new markets and accelerated growth opportunities (including the penetration of the Linux server and networking infrastructure markets) resulting from the integration of Avocent technology into Cyclades products and LANDesk's management suite into Avocent products, the changing nature of our product mix due to the fast growing markets for Cyclades and LANDesk products, and our continued focus on bringing new technologies to market and improving the performance of our existing products and technologies. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006 and our quarterly reports on Form 10-Q filed with the SEC on May 10, 2006, August 4, 2006 and November 7, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.


                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                           For the Quarter Ended December 31, 2006
                       Operational    Stock      Adjustments   GAAP
                                    Compensation     (b)
                                        (a)
                       ----------- ------------- ----------- ---------

Net sales                $168,904                   $(1,206) $167,698
Cost of sales              56,292          $475       2,683    59,450
                       ----------- ------------- ----------- ---------
  Gross profit            112,612          (475)     (3,889)  108,248

Research and
 development expenses      18,203         2,130           -    20,333
Selling, general and
 administrative
 expenses                  50,227         3,823         151    54,201
Acquisition integration
 expenses                     331             -           -       331
Amortization of
 intangible assets              -             -       9,207     9,207
                       ----------- ------------- ----------- ---------
  Operating income         43,851        (6,428)    (13,247)   24,176

Other income (expense),
 net                       (1,283)            -           -    (1,283)
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     42,568        (6,428)    (13,247)   22,893

Provision for income
 taxes                     10,083        (1,340)     (2,995)    5,748
                       ----------- ------------- ----------- ---------
Net income                $32,485       $(5,088)   $(10,252)  $17,145
                       =========== ============= =========== =========

Earnings per share:
  Basic                     $0.64                               $0.34
  Diluted                   $0.62                               $0.33

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    50,826             -           -    50,826
  Diluted                  52,110             -           -    52,110


                           For the Quarter Ended December 31, 2005
                       Operational    Stock      Adjustments   GAAP
                                    Compensation     (b)
                                        (a)
                       ----------- ------------- ----------- ---------

Net sales                $106,837                            $106,837
Cost of sales              41,721                              41,721
                       ----------- ------------- ----------- ---------
  Gross profit             65,116             -           -    65,116

Research and
 development expenses      13,123          $266           -    13,389
Selling, general and
 administrative
 expenses                  22,916           219        $151    23,286
Amortization of
 intangible assets              -             -       2,533     2,533
                       ----------- ------------- ----------- ---------
  Operating income         29,077          (485)     (2,684)   25,908

Other income (expense),
 net                        2,316             -         727     3,043
                       ----------- ------------- ----------- ---------
Income before income
 taxes                     31,393          (485)     (1,957)   28,951

Provision for income
 taxes                      6,818             -       3,082     9,900
                       ----------- ------------- ----------- ---------
Net income                $24,575         $(485)    $(5,039)  $19,051
                       =========== ============= =========== =========

Earnings per share:
  Basic                     $0.50                               $0.39
  Diluted                   $0.49                               $0.38

Weighted average shares
 and common equivalents
 outstanding:
  Basic                    48,917             -           -    48,917
  Diluted                  49,771            (8)          -    49,763

(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from the value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.

(b) Adjustments relate to depreciation and amortization of the purchase accounting adjustment to deferred revenue and intangibles recorded as the result of acquisitions.


                         AVOCENT CORPORATION
             Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                            For the Year Ended December 31, 2006
                      Operational    Stock       Adjustments   GAAP
                                   Compensation      (b)
                                       (a)
                      ----------- -------------  ----------- ---------

Net sales               $523,715                    $(1,686) $522,029
Cost of sales            192,869          $977        3,577   197,423
                      ----------- -------------  ----------- ---------
  Gross profit           330,846          (977)      (5,263)  324,606

Research and
 development expenses     59,564         4,302            -    63,866
Acquired in-process
 research and
 development expenses          -                     20,700    20,700
Selling, general and
 administrative
 expenses                138,707         9,307          603   148,617
Acquisition
 integration expenses      3,904             -            -     3,904
Amortization of
 intangible assets             -             -       23,049    23,049
                      ----------- -------------  ----------- ---------
  Operating income       128,671       (14,586)     (49,615)   64,470

Other income
 (expense), net            3,784             -            -     3,784
                      ----------- -------------  ----------- ---------
Income before income
 taxes                   132,455       (14,586)     (49,615)   68,254

Provision for income
 taxes                    33,427        (3,656)      (7,726)   22,045
                      ----------- -------------  ----------- ---------
Net income               $99,028      $(10,930)    $(41,889)  $46,209
                      =========== =============  =========== =========

Earnings per share:
  Basic                    $2.04                                $0.95
  Diluted                  $2.00                                $0.93

Weighted average
 shares and common
 equivalents
 outstanding:
  Basic                   48,548             -            -    48,548
  Diluted                 49,475             -            -    49,475


                            For the Year Ended December 31, 2005
                      Operational    Stock       Adjustments   GAAP
                                   Compensation      (b)
                                       (a)
                      ----------- -------------  ----------- ---------

Net sales               $369,888                             $369,888
Cost of sales            151,043                              151,043
                      ----------- -------------  ----------- ---------
  Gross profit           218,845             -            -   218,845

Research and
 development expenses     55,747         1,138            -    56,885
Selling, general and
 administrative
 expenses                 88,861           876         $617    90,354
Amortization of
 intangible assets             -             -       18,509    18,509
                      ----------- -------------  ----------- ---------
  Operating income        74,237        (2,014)     (19,126)   53,097

Income from settlement
 of lawsuit                5,000             -            -     5,000
Other income
 (expense), net            8,307             -          682     8,989
                      ----------- -------------  ----------- ---------
Income before income
 taxes                    87,544        (2,014)     (18,444)   67,086

Provision for income
 taxes                    21,743             -       (3,006)   18,737
                      ----------- -------------  ----------- ---------
Net income               $65,801       $(2,014)    $(15,438)  $48,349
                      =========== =============  =========== =========

Earnings per share:
  Basic                    $1.33                                $0.98
  Diluted                  $1.31                                $0.96

Weighted average
 shares and common
 equivalents
 outstanding:
  Basic                   49,318             -            -    49,318
  Diluted                 50,287           (33)           -    50,254

(a) Stock Compensation relates to expensing of stock options, restricted stock units and performance shares and amortization of deferred compensation (from value of stock options assumed in acquisitions). Avocent adopted SFAS 123R effective January 1, 2006 and began recording expense related to outstanding unvested stock options on that date as well as on subsequent equity compensation grants. The calculation of weighted average shares and common equivalents outstanding differs due to excluding the average unamortized deferred compensation expense in calculating the operational diluted shares outstanding in 2005.

(b) Adjustments related to acquired in-process research and development expense from the Cyclades and LANDesk acquisitions, depreciation and amortization of the purchase accounting adjustment to deferred revenue and intangibles recorded as the result of acquisitions.


                         AVOCENT CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                                   December 31, 2006 December 31, 2005
                                   ----------------- -----------------

Cash, cash equivalents
  and short-term investments               $107,165          $293,903
Accounts receivable, net                    127,457            68,712
Inventories, net                             41,765            21,178
Other current assets                         17,990            10,524
Deferred income tax                           2,299             4,054
                                   ----------------- -----------------
  Total current assets                      296,676           398,371

Investments                                     987            51,939
Property and equipment, net                  38,004            36,801
Goodwill                                    633,185           269,992
Other intangible assets, net                209,673            15,763
Other assets                                  2,676               885
                                   ----------------- -----------------
Total assets                             $1,181,201          $773,751
                                   ================= =================


Accounts payable and other accrued
 expenses                                   $42,043           $23,569
Payable to former LANDesk
 shareholders                                27,013                 -
Income tax payable                           19,249            11,270
Deferred revenue                             43,444                 -
Other current liabilities                    28,783            18,908
                                   ----------------- -----------------
  Total current liabilities                 160,532            53,747

Line of credit obligation                   150,000                 -
Deferred income taxes                        24,708                 -
Deferred revenue, net of current
 portion                                     10,070                 -
Other non-current liabilities                 1,371             4,682
                                   ----------------- -----------------
Total liabilities                           346,681            58,429

Total stockholders' equity                  834,520           715,322

                                   ----------------- -----------------
Total liabilities and stockholders'
 equity                                  $1,181,201          $773,751
                                   ================= =================


                    AVOCENT CORPORATION
              Additional Financial Information
                 (Unaudited, in thousands)



                                  Quarter Ended        Year Ended
                               December  December  December  December
                                  31,       31,       31,       31,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenue by Distribution Channel
-------------------------------
Branded                        $109,590   $57,139  $315,107  $191,900
OEM                              59,314    49,698   208,608   177,988
                               --------- --------- --------- ---------
  Total                        $168,904  $106,837  $523,715  $369,888
                               ========= ========= ========= =========

Revenue by Division
-------------------------------
Management Systems             $124,259   $95,027  $426,412  $330,213
LANDesk                          29,680         -    43,202         -
Embedded Software and Solutions   9,437     6,983    33,766    21,882
Other business units              4,704     3,727    16,658    14,532
Corporate and unallocated           824     1,100     3,677     3,261
                               --------- --------- --------- ---------
  Total                        $168,904  $106,837  $523,715  $369,888
                               ========= ========= ========= =========


Management Systems Division
 Revenue by Product Line
-------------------------------
KVM                             $98,797   $90,107  $351,298  $311,734
Serial Management                15,844     1,423    46,533     4,124
Other                             9,618     3,497    28,581    14,355
                               --------- --------- --------- ---------
  Total                        $124,259   $95,027  $426,412  $330,213
                               ========= ========= ========= =========


LANDesk Division Revenues by
 Type
-------------------------------
Licenses and royalties          $19,443        $-   $29,700        $-
Maintenance and services         10,237         -    13,502         -
                               --------- --------- --------- ---------
  Total                         $29,680        $-   $43,202        $-
                               ========= ========= ========= =========


Operating Profit (Loss) by
 Division (includes stock-based
 compensation expense)
-------------------------------

Management Systems              $40,162   $33,477  $124,969   $94,382
LANDesk                          (1,156)        -     4,379         -
Embedded Software and Solutions   3,634       635    11,673        26
Other business units             (3,788)   (4,036)  (14,706)  (11,340)
Corporate and unallocated        (1,429)   (1,484)  (12,230)  (10,845)
                               --------- --------- --------- ---------
  Total                         $37,423   $28,592  $114,085   $72,223
                               ========= ========= ========= =========


Cash Flow Highlights
-------------------------------
Cash provided by operations     $12,935   $18,255   $65,666   $70,986
Depreciation expense              2,693     1,224     8,506     7,037
Capital expenditures              2,671     1,719     4,750     3,798
Purchase of treasury shares      30,701    10,188   188,318    76,279


    CONTACT: Avocent Corporation
             Senior Vice President of Finance and
             Chief Financial Officer:
             Edward H. Blankenship, 256-217-1301